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                                                                    EXHIBIT 10.5

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                        MARKETING SPECIALISTS CORPORATION



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                             STOCKHOLDERS AGREEMENT

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                           DATED AS OF MARCH 30, 2000




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                                                 TABLE OF CONTENTS

                                                                                                               Page


1.       TAG-ALONG RIGHTS IN RESPECT OF SALE OF STOCK BY OTHER STOCKHOLDERS.......................................1
         1.1      Right to Sell Proportionate Number of Shares....................................................1
         1.2      Notice of Proposed Sale.........................................................................2
         1.3      Election by Holders.............................................................................2
         1.4      Pro Rata Cutback of Number of Shares Sold.......................................................2
         1.5      Exercise........................................................................................2
         1.6      Closing of Sale.................................................................................3
         1.7      Expense of Sale.................................................................................3


2.       RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS............................................................3
         2.2      Cooperation by the Company......................................................................3
         2.3      Termination of Restrictions.....................................................................3


3.       INTERPRETATION OF THIS AGREEMENT.........................................................................4
         3.1      Certain Defined Terms...........................................................................4
         3.2      Directly or Indirectly..........................................................................8
         3.3      Section Headings and Table of Contents and Construction.........................................8
         3.4      Satisfaction Requirement........................................................................8
         3.5      Governing Law...................................................................................9


4.       MISCELLANEOUS............................................................................................9
         4.1       Communications.................................................................................9
         4.2      Reproduction of Documents.......................................................................9
         4.3      Survival.......................................................................................10
         4.4      Successors and Assigns.........................................................................10
         4.5      Amendments and Waivers.........................................................................10
         4.6      Waiver of Jury Trial; Consent to Jurisdiction; Etc.............................................10
         4.7      Indemnification of Each Holder.................................................................12
         4.8      Entire Agreement...............................................................................12
         4.9      Counterparts...................................................................................12
         4.10     Descriptive Headings...........................................................................12
         4.11     Severability...................................................................................12


Annex 1           -        Name and Address of Purchaser

Annex 2           -        Name and Address of MSC

Annex 3           -        Name and Address of the Continuing Investor
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                             STOCKHOLDERS AGREEMENT

         STOCKHOLDERS AGREEMENT (as the same may hereafter be amended, supplemented or modified, this "Agreement"), dated as of March 30, 2000 among MARKETING SPECIALISTS CORPORATION (together with its successors and assigns, "MSC"), a Delaware corporation, First Union Investors, Inc., a North Carolina corporation (the "PURCHASER"), MS Acquisition Limited, a Delaware limited partnership (the "CONTINUING INVESTOR") and Richmont Capital Partners I, L.P., a
Delaware limited partnership ("RICHMONT").

                                    RECITALS

         WHEREAS, pursuant to the Warrant Agreement, MSC has issued to the Purchaser, Six Hundred Eighty Seven Thousand One Hundred Thirty Six (687,136)
Warrants to purchase shares of the Common Stock 9,600,617 immediately following the effectivness hereof); and

         WHEREAS, the Continuing Investor is the holder of Five Million Six
Hundred Thousand Six Hundred Seventeen (5,600,617) shares of the Common Stock;
and

         WHEREAS, MSC, the Purchaser, the Continuing Investor and Richmont wish to define certain rights as among them relating to the Common Stock, Warrants and other Stock held by them;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, MSC, the Continuing Investor and the Purchaser mutually agree as follows:

1. TAG-ALONG RIGHTS IN RESPECT OF SALE OF STOCK BY OTHER STOCKHOLDERS.

         1.1 Right to Sell Proportionate Number of Shares. The Continuing
Investor hereby agrees that it will not sell to any party or parties in any twelve month period more than ten percent (10%) all or any portion of the Issuable Shares owned by it pursuant to a Covered Transaction unless, as part of such transaction, each holder of Purchaser Shares shall have the right (but not the obligation) to sell a proportionate amount of the Purchaser Shares then held by such holder at the same Imputed Price and on the same terms (or terms as similar as reasonably possible), and to the same purchaser or purchasers.

         For purposes of this Section 1, the "proportionate amount" which a holder of Purchaser Shares shall be entitled to sell with respect to any proposed transaction shall be equal to the product (calculated as of the date of such proposed transaction) of:

                  (a) the total number of Purchaser Shares then owned by such holder; times

                  (b) the quotient of:

                           (i) the aggregate number of Issuable Shares proposed
                  to be sold in such transaction by the Other Stockholders;
                  divided by



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                           (ii) the aggregate number of Issuable Shares owned by
                  the Other Stockholders.

         1.2 Notice of Proposed Sale. The Continuing Investor shall promptly provide to each of the holders of the Purchaser Shares written notice of its intention to engage in a Covered Transaction. Such written notice (the "Notice of Sale") shall:

                  (a) specify in detail the terms of such proposed sale
         (including the type of Issuable Shares proposed to be sold, the Imputed
         Price and, in the event that any Rights are being sold, the Valuation
         Agent's calculation of the Imputed Price from the actual purchase price for such Rights);

                  (b) state the date on which such proposed sale is to be consummated; and

                  (c) designate one (1) party to whom notice of the determination to participate in such proposed sale should be delivered.

         1.3 Election by Holders. Upon receipt of a Notice of Sale, each holder of Purchaser Shares shall have twenty (20) days to deliver written notice (the
"Tag-Along Notice") of its election to participate in such sale and the number of Issuable Shares which it elects to sell, which number shall not exceed its proportionate amount. Subject to Section 1.4, upon delivery of a Tag-Along
Notice, each holder of Purchaser Shares shall be obligated to sell on the terms set forth in the Notice of Sale the number of Issuable Shares specified in its Tag-Along Notice.

         1.4 Pro Rata Cutback of Number of Shares Sold. In the event that the
Other Stockholders intending to sell the Issuable Shares shall be unable to sell the aggregate number of shares to be sold by the Other Stockholders and which the holders of the Purchaser Shares have elected to sell pursuant to Section 1.1 at the price specified in the Notice of Sale, then the number of Issuable Shares to be sold by the Other Stockholders and such holders of Purchaser Shares electing to sell such Issuable Shares shall be reduced ratably (as between such groups and, with respect to the holders of the Purchaser Shares, as among the members of such group) to the extent necessary to reduce the total number of Issuable Shares to be included in such offering to the maximum number which the selling Continuing Investor can sell at such price. Whether or not any such adjustment in the number of Issuable Shares to be sold is required to be made, the Continuing Investor shall give each such holder which has elected to sell
Issuable Shares, written notice of the number of shares it is permitted to sell pursuant to this Section 1 (after giving effect to the provisions of this Section 1.4) not less than ten days prior to the date of such sale.

         1.5 Exercise. Unless the Continuing Investor otherwise agree, all
Issuable Shares to be sold by the holders of Purchaser Shares pursuant to this
Section 1 shall be shares of Stock. MSC shall, if necessary, permit the holders of Purchaser Shares to exercise or convert their respective Purchaser Shares into shares of Stock in contemplation of such holders' delivery of Stock at the closing of any such sale, whether or not at such time such Purchaser Shares are exercisable or convertible to Stock in accordance with their respective terms or the terms of any agreements governing such Purchaser Shares at such time.



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         1.6 Closing of Sale. Each holder of Purchaser Shares electing to participate in a sale described in any Notice of Sale shall deliver to the purchaser specified in such Notice of Sale, against payment of the total purchase price for the Issuable Shares to be purchased (at the price per share specified in such Notice of Sale), on the closing date specified in such Notice of Sale, a certificate or certificates representing the number of Issuable
Shares which it has elected to sell (net of any reduction pursuant to Section
1.4) pursuant to this Section 1, together with appropriate instruments of transfer duly endorsed in blank.

         1.7 Expense of Sale. All expenses and costs of any sale of Issuable
Shares pursuant to this Section 1 shall be for the account of and paid by the party selling such Issuable Shares.

2. OTHER AGREEMENTS.

         2.1 Cooperation by Continuing Investor and Richmont. Continuing
Investor shall not, and Richmont shall not directly or indirectly, including through any other Person which is a partner or affiliate of, controls, is controlled by or is under common control with Richmont or the Continuing
Investor: (a) enter into any shareholder agreement, voting agreement or similar arrangement with any other Person (other than a Person which is a partner or affiliate of, controls, is controlled by or is under common control with Richmont is the Continuing Investor) in connection with the acquisition or holding of Common Stock by such other Person or (b) acquire any shares of Common
Stock, the direct or indirect result of which would be that MSC would either (i) cease to be required to register under the Exchange Act or (ii) cease to be listed either on a national securities exchange, the NASDAQ National Market or the NASDAQ SmallCap Market, unless, as a condition to such agreement, arrangement or acquisition, such acquiring or holding Person shall be required to purchase all the Issuable Shares of the Purchaser for an amount, per share, equal to the higher of (1) the average price per share of Common Stock paid by such acquiring or holding Person in connection with such transaction, or (2) the Market Price, provided that the date of determination of "Market Price" shall be the last trading date before the date on which such transaction was announced.

         2.2 Termination of Restrictions.

                  (a) With Respect to Shares Sold. Each and all of the provisions of this Agreement shall terminate immediately as to any Issuable Shares (but this Agreement shall remain in force with respect to any remaining Issuable Shares):

                           (i) when such Issuable Shares have been effectively
                  registered under the Securities Act and disposed of in accordance with the registration statement covering such Issuable Shares; or

                           (ii) when such Issuable Shares shall have been
                  distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act when such Issuable Shares shall have been otherwise transferred and subsequent disposition of them shall not require registration or qualification under the Securities Act or any similar state law then in force; or when such Issuable Shares have been sold or disposed of by the Continuing Investor in any Covered
                  Transaction, provided the Continuing Investor shall have complied with the provisions of Section 1 of the Agreement.



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                  (b) Upon a Tag-Along Sale. The provisions of this Agreement shall terminate immediately with respect to Purchaser Shares sold in any sale pursuant to Section 1 or Section 2.1 of this Agreement.

                  (c) Ownership Level. The provisions of this Agreement shall terminate with respect to any Issuable Shares held by the Continuing
         Investor if the total number of Issuable Shares owned by the Continuing Investors represents less than ten percent of the total number of shares of Common Stock then [ILLEGIBLE]


3. INTERPRETATION OF THIS AGREEMENT.

         3.1 Certain Defined Terms. As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         AFFILIATE -- means, at any time, a Person (other than a Subsidiary or the Purchaser): (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, MSC; (b) that beneficially owns or holds ten percent (10%) or more of any class of Stock; (c) ten percent (10%) or more of the voting stock (or in the case of a Person that is not a corporation, ten percent (10%) or more of the equity interest) of which is beneficially owned or held by MSC or a Subsidiary; (d) that is an officer, member of the Board of Directors (or a member of the immediate family of an officer or director or member of the Board of Directors) of MSC or any Subsidiary, at such time. As used in this definition, "Control" shall means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         AGREEMENT - the introductory paragraph hereof.

         CAPITAL STOCK -means any class of preferred, common or other capital stock, share capital or similar equity interest of a Person including, without limitation, any partnership interest in any partnership or limited partnership and any membership interest in any limited liability company.

         CHARTER - means the Second Amended and Restated Certification of
Incorporation of MSC dated December 14, 1998, as amended by Certificate of Amendment to Second Amended or Restated Certificate of Incorporation dated
August 18, 1998.

         COMMON STOCK - means, collectively, the Common Stock, par value $.0001 per share, of MSC.

         CONTINUING INVESTOR. The introductory paragraph hereof.

         COVERED TRANSACTION - means any sale of Issuable Shares by the Continuing Investor other than (i) a sale pursuant to a registered underwritten public offering; (ii) open market sales pursuant to Rule 144 under the Securities Act, or (iii) a sale to an Affiliate, provided such Affiliate agrees in writing with Purchaser to be bound by the terms and provisions of this Agreement as fully as though such Affiliate were a Continuing Investor hereunder.

         EXCHANGE ACT - means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.



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         GAAP - means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified
Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

         INDEMNIFIED PARTY - Section 4.7.

         ISSUABLE SHARE - means and includes at any time,

                  (a) a share of issued and outstanding Stock; and

                  (b) a Right (including, without limitation, a Warrant), and (without duplication) all shares of Stock issuable upon exercise of such Right, in each case at such time.

For purposes of this definition of "Issuable Share", a Right to acquire one share of Stock shall constitute one Issuable Share, and a Person shall be deemed to own an Issuable Share if such Person has a Right to acquire such share whether or not such Right is exercisable at such time. For purposes of this Agreement a share of Stock or a Right shall cease to be an "Issuable Share" when the restrictions on such share or Right terminate pursuant to Section 2.2.

         IMPUTED PRICE - means:

                  (a) in the case of a sale of Stock, the price per share paid for such Stock;

         and



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                  (b) in the case of a sale of any other Rights, the assumed price per underlying share of Common Stock, as determined by a
         Valuation Agent in accordance with generally accepted financial practice, which would yield the actual purchase price to be paid for such Rights.

         MARKET PRICE -- means, per share of Common Stock, as of any date of determination, the arithmetic mean of the daily Closing Prices for the twenty
(20) consecutive trading days before such date of determination; provided that if the Common Stock is then neither listed or admitted to trading on any national securities exchange, the NASDAQ National Market or the NASDAQ SmallCap
Market, then "Market Price" means the Fair Value of one share of Common Stock, as determined by the Valuation Agent as of the date of determination.

         MSC - the introductory paragraph.

         NOTICE OF SALE - Section 1.2.

         OTHER STOCKHOLDERS - means and includes, at any time, all holders of Issuable Shares at such time (other than the holders of Purchaser Shares), including, without limitation, the Sponsor Investor.

         PERSON - means an individual, partnership, corporation, limited liability company, joint venture, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         PURCHASER - the introductory paragraph.

         PURCHASER SHARES - means the following, without duplication:

                  (a) shares of Common Stock that have been issued upon the exercise of any Warrant and all other shares of Stock issued to the Purchaser from time to time;

                  (b) any shares of Stock into which any such shares of Stock shall have been converted at any time; and

                  (c) any shares of Common Stock that are issuable upon the exercise of the Warrants or the conversion of Stock referred to in clause (a) or clause (b) above.

Holders of Warrants at any time shall be deemed to be holders of Purchaser
Shares described in clauses (b) and (c) of this definition that are at such time issuable upon exercise in full of such Warrants, whether or not such holders are then entitled so to exercise such Warrants pursuant to the terms thereof.

         REGISTRATION RIGHTS AGREEMENT - means the Registration Rights
Agreement, of even date herewith, among MSC, the Purchaser and the other parties thereto.



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         RIGHT - means and includes any warrant (including, without limitation, any Warrant), option or other right, to acquire Stock and including, without limitation, any right pursuant to the provisions of any security convertible or exchangeable into Stock.

         SEC - means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

         SECURITIES ACT - means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         STOCK - -- shall mean and include (i) all shares of Capital Stock of MSC, including without limitation, shares of Capital Stock issued, issuable or transferable (A) on the exercise of rights to acquire shares of Capital Stock or
(B) on the conversion or exchange or exercise of securities convertible into or exchangeable or exercisable for Capital Stock, and (ii) all other securities of MSC which may be issued in exchange for or in respect of shares of Capital Stock
(whether by way of stock split, stock dividend, combination, reclassification, reorganization or any other means).

         SUBSIDIARY - means, as to any Person, any corporation in which such Person or one or more Subsidiaries of such Person or such Person and one or more
Subsidiaries of such Person owns sufficient voting securities to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such corporation. The term "Subsidiary," as used herein without reference to any Person, shall mean a Subsidiary of MSC.

         VALUATION AGENT - means a firm of independent certified public accountants, an investment banking firm or a securities rating service (which firm or service shall own no Securities of, and shall not be an Affiliate, Subsidiary or a related Person of, MSC) of recognized national standing retained by MSC and reasonably acceptable to the Required Holders.

         VOTING STOCK - means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation
(irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).



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         WARRANT - means and includes each warrant to purchase Common Stock issued pursuant to the Warrant Agreement.

         WARRANT AGREEMENT - means the Warrant Agreement, of even date herewith, between MSC and the Purchaser, as amended, modified or supplemented from time to time.

         3.2 Directly or Indirectly. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

         3.3 Section Headings and Table of Contents and Construction.

                  (a) Section Headings and Table of Contents, etc. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words
         "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision.
         References to Sections are, unless otherwise specified, references to Sections of this Agreement. References to Annexes and Exhibits are, unless otherwise specified, references to Annexes and Exhibits attached to this Agreement.

                  (b) Construction. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

         3.4 Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement or the Purchaser Shares required to be satisfactory to any holder or holders of Purchaser Shares, the determination of such satisfaction shall, unless specifically required herein in any instance to be "reasonable" or words to similar effect, be made by such holder or holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

         3.5 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN
ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE
INTERNAL LAWS OF THE STATE OF DELAWARE.

4. MISCELLANEOUS.

         4.1 Communications.

                  (a) Method; Address. All communications hereunder or under the Purchaser Shares shall be in writing and shall be delivered either by nationwide overnight courier or by facsimile transmission (confirmed by delivery by nationwide overnight courier sent on



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         the day of the sending of such facsimile transmission). Communications to the Continuing Investor shall be addressed as set forth on Annex 3, or at such other address of which the Continuing Investor shall have notified each holder of Purchaser Shares and MSC. Communications to MSC shall be addressed as set forth on Annex 2, or at such other address of which MSC shall have notified each holder of Purchaser Shares and the
         Continuing Investor. Communications to the holders of Purchaser Shares shall be addressed as set forth on Annex 1 for such holder or at such other or further address of which such holder shall have notified MSC and the Continuing Investor.

                  (b) When Given. Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

                  (c) Service of Process. Notwithstanding the foregoing provisions of this Section 4.1, service of process in any suit, action or proceeding arising out of or relating to this agreement or any document, agreement or transaction contemplated hereby, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder or under any document or agreement contemplated hereby, shall be delivered in the manner provided in Section 4.6(c).

         4.2 Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation, consents, waivers and modifications that may hereafter be executed, documents received by any holder of Purchaser Shares at the closing of its purchase of such Purchaser Shares
(except any certificate evidencing Purchaser Shares themselves), and financial statements, certificates and other information previously or hereafter furnished to any holder of Purchaser shares, may be reproduced by MSC or any holder of Purchaser Shares by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each holder of Purchaser Shares may destroy any original document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by MSC or any such holder of Purchaser Shares in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this Section 4.2 shall prohibit
MSC or any holder of Purchaser Shares from contesting the accuracy or validity of any such reproduction.

         4.3 Survival. All warranties, representations, certifications and covenants made by MSC in the Warrant Agreement or herein or in any certificate or other instrument delivered by MSC or on behalf of MSC thereunder or hereunder shall be considered to have been relied upon by each holder of Purchaser Shares and shall survive the delivery to such holder of the certificate or certificates evidencing such Purchaser Shares regardless of any investigation made by or on behalf of any such holder. All statements in any certificate or other instrument delivered by or on behalf of MSC pursuant to the terms thereof or hereof shall constitute warranties and representations by MSC, as the case may be, hereunder.
All payment obligations of MSC hereunder shall survive the termination hereof.



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         4.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon all the holders, from time to time, of the Purchaser
Shares and their successors and assigns. The provisions hereof are intended to be for the benefit of the holders of the Purchaser Shares and their successors and assigns and shall be enforceable by any such holder, successor or assignee, whether or not an express assignment of rights hereunder shall have been made by any such holder or its successor or assign. Anything contained in this Section
4.4 notwithstanding, MSC may not assign any of its respective rights, duties or obligations hereunder or under any of the other Financing Documents without the prior written consent of all holders of the Purchaser Shares.

         4.5 Amendments and Waivers. The provisions of this Agreement may be amended, modified or supplemented, and compliance with any provision hereof waived, only by a writing duly executed by or on behalf of the Required Holders, the Continuing Investor and MSC.

         4.6 Waiver of Jury Trial; Consent to Jurisdiction; Etc.

                  (a) Waiver of Jury Trial. THE PARTIES HERETO VOLUNTARILY AND
         INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY
         IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION
         WITH THIS AGREEMENT, THE PURCHASER SHARES, THE CERTIFICATES EVIDENCING
         THE PURCHASER SHARES OR ANY OF THE DOCUMENTS, AGREEMENTS OR
         TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  (b) Consent to Jurisdiction. ANY SUIT, ACTION OR PROCEEDING
         ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PURCHASER SHARES, THE
         CERTIFICATES EVIDENCING THE PURCHASER SHARES OR ANY OF THE DOCUMENTS,
         AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY
         ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN
         RESPECT OF ANY BREACH HEREUNDER OR THEREUNDER MAY BE BROUGHT BY SUCH
         PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN THE STATE OF DELAWARE,
         OR ANY DELAWARE STATE COURT LOCATED IN WILMINGTON, DELAWARE AS SUCH
         PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND
         DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND
         UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF
         EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND
         AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF
         MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO
         THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF
         THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED
         BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING
         OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF



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         OR RELATING TO THIS AGREEMENT, THE PURCHASER SHARES, THE CERTIFICATES
         EVIDENCING THE PURCHASER SHARES OR ANY DOCUMENT, AGREEMENT OR
         TRANSACTION CONTEMPLATED HEREBY OR THEREBY BROUGHT IN ANY SUCH COURT,
         AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR
         PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN
         INCONVENIENT FORUM.

                  (c) Service of Process. EACH PARTY HERETO IRREVOCABLY AGREES
         THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL AT THE
         ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE EXTENT
         PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR
         PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PURCHASER
         SHARES, THE CERTIFICATES EVIDENCING THE PURCHASER SHARES OR ANY
         DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY OR THEREBY, OR
         ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT
         IN RESPECT OF ANY BREACH HEREUNDER OR UNDER ANY DOCUMENT OR AGREEMENT
         CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY
         PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED
         STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

                  (d) Other Forums. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO
         LIMIT THE ABILITY OF ANY HOLDER OF PURCHASER SHARES TO SERVE ANY WRITS,
         PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO
         OBTAIN JURISDICTION OVER MSC IN SUCH OTHER JURISDICTION, AND IN SUCH
         OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

         4.7 Indemnification of Each Holder.

         From and at all times after the date of this Agreement, and in addition to all other rights and remedies of each holder of Purchaser Shares against MSC, MSC agrees to indemnify and hold harmless each holder of Purchaser Shares and each director, trustee, officer, employee, agent, investment advisor and affiliate of each such holder (each, an "Indemnified Party") against any and all claims (whether valid or not), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses), incurred by or asserted against any Indemnified Party, from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any suit, action or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or enforcement of this Agreement, the Warrants, the Purchaser Shares, the certificates evidencing the Purchaser Shares or the other documents and



                                      -11-

transactions contemplated herein or therein, or any of the transactions contemplated hereunder or thereunder, whether or not such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability resulting from the willful misconduct or gross negligence of such Indemnified Party or breach by such Indemnified Party of its own obligations under this Agreement. All of the foregoing losses, damages, costs and expenses of any Indemnified Party shall be payable as and when incurred upon demand by such Indemnified Party and shall be additional obligations hereunder. The obligations of MSC and the rights of the Indemnified Parties under this Section 4.7 shall survive the termination of this Agreement.

         4.8 Entire Agreement.

         This Agreement, together with the certificates evidencing Purchaser Shares, the Warrant Agreement, the Registration Rights Agreement and the other documents contemplated herein and therein, constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

         4.9 Execution in Counterpart. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         4.10 Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         4.11 Severability. The fact that any given provision of this Agreement is found to be unenforceable, void or voidable under the laws of any jurisdiction shall not effect the validity of the remaining provisions of this Agreement in such jurisdiction, and shall not effect the enforceability of the entire Agreement under the laws of any other jurisdiction.

    [Remainder of page left blank intentionally; next page is signature page]

         IN WITNESS WHEREOF, the parties hereto have caused this Stockholders Agreement to be duly executed and delivered, all as of the date and year first above written.


                                       MARKETING SPECIALISTS CORPORATION


                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                       MS ACQUISITION LIMITED, by its General
                                          Partner MS Acquisition Corp.


                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                       Richmont Capital Partners I, L.P., by its
                                          General Partner
                                                         -----------------------


                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


                                       First Union Investors, Inc.


                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                     ANNEX 1
                          Name and Address of Purchaser

                   First Union Investors, Inc.
                   301 S. College Street
                   Charlotte, NC 28202
                   Attn: Tracey Chaffin



                                    Annex 1-1

                                     ANNEX 2
                             Name and Address of MSC

                   MARKETING SPECIALISTS CORPORATION
                   17885 Dallas Parkway
                   Suite 200
                   Dallas, TX 75287



                                    Annex 1-1

                                     ANNEX 3
                    Name and Address of the Sponsor Investor

MS Acquisition Limited

17855 Dallas Parkway
---------------------
Suite 200
---------------------
Dallas, Texas   75287
---------------------



                                   Annex 1-1